Registration Statement Supplement

John Hancock Collateral Trust (the fund)

Supplement dated February 15, 2022 to the fund’s Registration Statement, as may be supplemented (the Registration Statement)

As of March 31, 2022 (the Effective Date), Connor Minnaar, CFA, will be added as a portfolio manager of the fund. In addition, as of the Effective Date, Jeffrey N. Given, CFA, will no longer serve as a portfolio manager of the fund. Accordingly, as of the Effective Date, all references to Mr. Given will be removed from the Registration Statement.

As of the Effective Date, the following will replace in its entirety the portfolio manager information under the heading “(b) The portfolio managers, their titles and length of association with the Fund are as follows” in Item 5 of the Registration Statement:

Bridget Bruce

▪	Fixed income trader of Manulife IM (US).
▪	Associated with the Fund since 2015.
▪	Began business career in 2007.

Christopher Coccoluto

▪	Senior fixed income trader of Manulife IM (US).
▪	Associated with the Fund since 2015.
▪	Began business career in 2008.

Michael Lorizio

▪	Senior fixed income trader of Manulife IM (US).
▪	Associated with the Fund since 2015.
▪	Began business career in 1999.

James Madison

▪	Fixed Income Trader at Manulife IM (US).
▪	Associated with the Fund since 2015.
▪	Promoted to portfolio manager in April 2020. Previously a portfolio analyst with the Fund.
▪	Began business career in 2005.

Connor Minnaar, CFA

▪	Associate Portfolio Manager of Manulife IM (US).
▪	Associated with the Fund since 2022.
▪	Began business career in 2002.

As of the Effective Date, the following will replace in its entirety the portfolio manager information under the heading “(a)(2) Portfolio Management” in Item 10 of the Registration Statement:

Bridget Bruce

•	Fixed income trader of Manulife IM (US).
•	Associated with the Subadvisor since 2009.
•	Associated with the Fund since 2015.
•	Began business career in 2007.

Christopher Coccoluto

•	Senior fixed income trader of Manulife IM (US).
•	Associated with the Subadvisor since 2010.
•	Associated with the Fund since 2015.
•	Began business career in 2008.

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Michael Lorizio

•	Senior fixed income trader of Manulife IM (US).
•	Associated with the Subadvisor since 2000.
•	Associated with the Fund since 2015.
•	Began business career in 1999.

James Madison

•	Fixed Income Trader at Manulife IM (US).
•	Associated with the Fund since 2015.
•	Promoted to portfolio manager in April 2020. Previously a portfolio analyst with the Fund.
•	Began business career in 2005.

Connor Minnaar, CFA

▪	Associate Portfolio Manager of Manulife IM (US).
▪	Associated with the Subadvisor since 2006.
▪	Associated with the Fund since 2022.
▪	Began business career in 2002.

You should read this supplement in conjunction with the Registration Statement and retain it for your future reference.